Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information, and to the use of our reports dated February 16, 2000, in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust dated February 29, 2000.

                  ......                  ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2000